UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): April 21, 2026

Interparfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176
(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Conditions

  Certain portions of our press release dated April 21, 2026, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

  The 1st, 2nd (consisting of a table), 4th, 5th, 7th, 9th through 11th full paragraphs relating to net sales for the first quarter ended March 31, 2026
  Portions of the 3rd, 6th, 8th and 12th paragraphs relating to net sales for the first quarter ended March 31, 2026

Item 7.01 Regulation FD Disclosure

  Certain portions of our press release dated April 21, 2026, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01. They are as follows:

  Portion of the 3rd paragraph relating to cautious optimism of the future of fragrance portfolio
  Portion of the 6th paragraph relating to future Montblanc product launch in second half of 2026
  Portion of the 8th paragraph relating to potential future Lacoste sales and new product launches in 2026, 2027 and 2028
  Portion of the 12th paragraph relating to potential sales improvement and new product launches for Donna Karan/DKNY
  The 13th full paragraph relating to the 2026 business challenges relating to the war in the Middle East and the overall business strategy for 2027
  The 14th through 16th paragraphs relating to the date for the issuance of financial results and earnings conference call details
  The 19th paragraph relating to forward-looking information
  The balance of such press release not otherwise incorporated by reference in Item 2.02.

Item 9.01 Financial Statements and Exhibits.

99.1	Our press release dated April 21, 2026

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated:  April 21, 2026

Interparfums, Inc.

By:	/s/ Michel Atwood
Michel Atwood,
Chief Financial Officer